UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities
Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2016

CONGAREE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	000-52592	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive Cayce, South Carolina, 29033
(Address of principal executive offices) (Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

See Item 8.01, incorporated by reference herein.

Item 8.01. Other Events.

Congaree Bancshares, Inc., a South Carolina corporation (the “Company”), held a special meeting (the “Special Meeting”) of the Company’s shareholders on June 8, 2016.  At the Special Meeting, the Company’s shareholders voted to approve the Agreement and Plan of Merger, dated as of January 5, 2016, by and between the Company, Carolina Financial Corporation, and CBAC, Inc. (the “Merger Agreement”). The shareholders of the Company also voted to approve the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Merger Agreement. The special meeting was not adjourned. In addition, the shareholders of the Company voted to approve the proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company will or may receive in connection with the merger pursuant to existing agreements or arrangements with the Company.  As of April 13, 2016, the record date for the Special Meeting, the Company had 1,766,439 shares of common shares outstanding.  The final voting results for each proposal are set forth below:

Proposal 1: Approve the Agreement and Plan of Merger

For	Against	Abstain

1,328,275	8,600	5,650

Proposal 2: Approve, on an Advisory (Non-Binding) Basis, Executive Compensation

For	Against	Abstain

1,158,316	76,831	107,378

Proposal 3: Approve Adjournment of the Special Meeting

For	Against	Abstain

1,315,401	15,400	12,024

The parties anticipate the merger transaction will close within one week following the Special Meeting, subject to the satisfaction of customary closing conditions.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the merger transaction, Carolina Financial Corporation filed a registration statement on Form S-4, as amended, with the SEC that was declared effective by the SEC on April 7, 2016.  The Proxy Statement/Prospectus, which forms a part of the Form S-4, was mailed to the Company’s shareholders on or about April 15, 2016.  Each of Carolina Financial Corporation and the Company may file other relevant documents concerning the merger transaction.  The Company’s investors are advised to read the Proxy Statement/Prospectus and any other relevant documents filed with the SEC in connection with the merger transaction or incorporated by reference in the Proxy Statement/Prospectus when they become available because they will contain important information about the Company, Carolina Financial and the merger transaction.  Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov).

In addition, documents filed with the SEC by Carolina Financial Corporation are available free of charge upon written request to: Carolina Financial Corporation, 288 Meeting Street, Charleston, SC 29401, Attention: William A. Gehman, III, Executive Vice President and Chief Financial Officer.  Documents filed with the SEC by the Company are available free of charge upon written request to: Congaree Bancshares, Inc., 1201 Knox Abbott Drive, Cayce, South Carolina 29033, Attention: Charles A. Kirby.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Date: June 10, 2016	/s/ Charles A. Kirby
	Name:	Charles A. Kirby
	Title:	President & CEO